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                                                                   EXHIBIT 99.12

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                         CARAT ADMINISTRATION AGREEMENT

                                      AMONG

                  CAPITAL AUTO RECEIVABLES ASSET TRUST 200_-__
                                     ISSUER

                                       AND

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                               CARAT ADMINISTRATOR

                                       AND

                                ----------------
                             CARAT INDENTURE TRUSTEE

                             DATED AS OF ____ , 200

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      CARAT ADMINISTRATION AGREEMENT, dated as of__ , 200_ , among CAPITAL AUTO
RECEIVABLES ASSET TRUST 200_ -___ , a Delaware statutory trust (the "Issuer"), GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation, as administrator (the "CARAT Administrator"), and ______, not in its individual capacity but solely as CARAT Indenture Trustee (the "CARAT Indenture Trustee").

      WHEREAS, the Issuer is issuing CARAT 200_ -___ Notes pursuant to the CARAT Indenture, dated as of____ , 200_ (as amended and supplemented from time to time, the "CARAT Indenture"), between the Issuer and the CARAT Indenture Trustee;

      WHEREAS, the Issuer has entered into (or assumed) certain agreements in connection with the issuance of the CARAT 200_ -____ Notes and CARAT 200_-__ Certificates, including (i) the CARAT Trust Sale and Servicing Agreement, (ii) the Note Depository Agreement and (iii) the CARAT Indenture;

      WHEREAS, pursuant to the CARAT Basic Documents, the Issuer and ____________________, as CARAT Owner Trustee, are required to perform certain duties in connection with (a) the CARAT 200_-___ Notes and the Collateral and
(b) the CARAT 200_ - Certificates;

      WHEREAS, the Issuer and the CARAT Owner Trustee desire to have the CARAT Administrator perform certain of the duties of the Issuer and the CARAT Owner Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the CARAT Basic Documents as the Issuer and the CARAT Owner Trustee may from time to time request;

      WHEREAS, the CARAT Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the CARAT Owner Trustee on the terms set forth herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

      1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in Part I of Appendix A to the CARAT Trust Sale and Servicing Agreement of even date herewith, among the Issuer, the Seller and General Motors Acceptance Corporation, as Servicer (as it may be amended, supplemented or modified from time to time, the "CARAT Trust Sale and Servicing Agreement"). All references herein to "the Agreement" or "this Agreement" are to this Administration Agreement as it may be amended, supplemented or modified from time to time, and all references herein to Sections are to Sections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

      2.    Duties of the CARAT Administrator.

            (a) Duties with Respect to the Depository Agreements and the CARAT Indenture.

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                  (i)   The CARAT Administrator agrees to perform all its duties
as CARAT Administrator and the duties of the Issuer under the CARAT Indenture, the Swap Counterparty Rights Agreement and the Depository Agreements. In addition, the CARAT Administrator shall consult with the CARAT Owner Trustee regarding the duties of the Issuer under the CARAT Indenture, the Swap Counterparty Rights Agreement and the Depository Agreements. The CARAT Administrator shall monitor the performance of the Issuer and shall advise the CARAT Owner Trustee when action is necessary to comply with the Issuer's duties under the CARAT Indenture, the Swap Counterparty Rights Agreement and the Depository Agreements. The CARAT Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the CARAT Indenture, the Swap Counterparty Rights Agreement and the Depository Agreements. In furtherance of the foregoing, the CARAT Administrator shall take all appropriate action that it is the duty of the Issuer to take pursuant to the CARAT Indenture and the Swap Counterparty Rights Agreement, including such of the foregoing as are required with respect to the following matters under the CARAT Indenture (references are to sections of the CARAT Indenture and the Swap Counterparty Rights Agreement, as applicable):

                        (A) the preparation of or obtaining of the documents and instruments required for authentication of the CARAT 200_-__ Notes and delivery of the same to the CARAT Indenture Trustee (Section 2.2 of the CARAT Indenture);

                        (B) the duty to cause the Note Register to be kept and to give the CARAT Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section
2.4 of the CARAT Indenture);

                        (C) the notification of the CARAT 200_-__ Noteholders of the final principal payment on the CARAT 200_-__ Notes (Section 2.7(d) of the CARAT Indenture);

                        (D) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.9 of the CARAT Indenture);

                        (E) the preparation of the Definitive Notes and arranging the delivery thereof (Section 2.12 of the CARAT Indenture);

                        (F) the maintenance of an office in the Borough of Manhattan, the City of New York, for registration of transfer or exchange of the CARAT 200_-__ Notes (Section 3.2 of the CARAT Indenture);

                        (G) the duty to cause newly appointed Paying Agents, if any, to deliver to the CARAT Indenture Trustee the instrument specified in the CARAT Indenture regarding funds held in trust (Section 3.3(c) of the CARAT Indenture);

                        (H) the direction to the CARAT Indenture Trustee to deposit monies with Paying Agents, if any, other than the CARAT Indenture Trustee (Section 3.3 of the CARAT Indenture);

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                        (I)   the obtaining and preservation of the Issuer's
qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the CARAT Indenture, the CARAT 200_-__ Notes, the Collateral and each other instrument and agreement included in the CARAT Trust Estate (Section 3.4 of the CARAT Indenture);

                        (J) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the CARAT Indenture, necessary to protect the CARAT Trust Estate (Section 3.5 of the CARAT Indenture);

                        (K) the delivery of the Opinion of Counsel on the Series 200 - Closing Date, in accordance with Section 3.6(a) of the CARAT Indenture, the delivery of the Opinion of Counsel on or before March 15 in each calendar year, beginning March 15, 200_ regarding maintenance of security liens and security interests in accordance with Section 3.6(b) of the CARAT Indenture, each of which relates to the CARAT Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section
3.9 of the CARAT Indenture, as to compliance with the CARAT Indenture (Sections 3.6(a), 3.6(b) and 3.9 of the CARAT Indenture);

                        (L) the identification to the CARAT Indenture Trustee in an Officers' Certificate of a Person with whom the Issuer has contracted to perform its duties under the CARAT Indenture (Section 3.7(b) of the CARAT Indenture);

                        (M) the notification of the CARAT Indenture Trustee and the Rating Agencies of a Servicer Default pursuant to the CARAT Trust Sale and Servicing Agreement or the CARAT Pooling and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the CARAT Trust Sale and Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.7(d) of the CARAT Indenture);

                        (N) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the CARAT Indenture (Sections 3.10 and 3.11 of the CARAT Indenture);

                        (O) the delivery of notice to the CARAT Indenture Trustee and the Rating Agencies of each Event of Default under the CARAT Indenture, each Servicer Default, each default by the Seller under the CARAT Trust Sale and Servicing Agreement and each default by GMAC under the CARAT Pooling and Servicing Agreement (Section 3.19 of the CARAT Indenture);

                        (P) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the CARAT Indenture and the preparation and delivery of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1 of the CARAT Indenture);

                        (Q) the compliance with any written directive of the CARAT Indenture Trustee with respect to the sale of the CARAT Trust Estate in a commercially

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reasonable manner if an Event of Default shall have occurred and be continuing
(Section 5.4 of the CARAT Indenture);

                        (R) the preparation and delivery of notice to the CARAT 200_-__ Noteholders and the Swap Counterparty of the resignation or removal of the CARAT Indenture Trustee and the appointment of a successor CARAT Indenture Trustee (Section 6.8 of the CARAT Indenture);

                        (S) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Section 6.10 of the CARAT Indenture);

                        (T) the furnishing of the CARAT Indenture Trustee with the names and addresses of CARAT 200_-__ Noteholders during any period when the CARAT Indenture Trustee is not the Note Registrar (Section 7.1 of the CARAT Indenture);

                        (U) the preparation, the execution on behalf of the Issuer and the filing with the Securities and Exchange Commission, any applicable state agencies and the CARAT Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Securities and Exchange Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3 of the CARAT Indenture);

                        (V) the opening of one or more accounts in the Trust's name, the preparation of Issuer Orders and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Designated Accounts (Sections 8.2 and 8.3 of the CARAT Indenture);

                        (W) the preparation of an Issuer Request and Officer's Certificate and the obtaining of an Opinion of Counsel, a Materiality Opinion and Independent Certificates, if necessary, for the release of the CARAT Trust Estate as defined in the CARAT Indenture (Sections 8.4 and 8.5 of the CARAT Indenture);

                        (X) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the CARAT 200_-__ Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3 of the CARAT Indenture);

                        (Y) the execution and delivery of new CARAT 200_-__ Notes conforming to any supplemental indenture (Section 9.6 of the CARAT Indenture);

                        (Z) the notification of the CARAT 200_-__ Noteholders and the Rating Agencies of redemption of the Redeemable Notes or the duty to cause the CARAT Indenture Trustee to provide such notification (Sections 10.1 and 10.2 of the CARAT Indenture);

                        (AA) the preparation of all Officer's Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the CARAT

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Indenture Trustee to take any action under the CARAT Indenture and delivery thereof to the CARAT Indenture Trustee (Section 11.1(a) of the CARAT Indenture);

                        (BB) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the CARAT Indenture (Section 11.1(b) of the CARAT Indenture);

                        (CC) the notification of the Rating Agencies upon the failure of the CARAT Indenture Trustee to give such notification, of the information required pursuant to Section 11.4 of the CARAT Indenture;

                        (DD) the preparation and delivery to the CARAT 200 - Noteholders, the CARAT Indenture Trustee or any Paying Agent of any agreements with any Holder of a Note with respect to alternate payment and notice provisions (Section 11.6 of the CARAT Indenture);

                        (EE) the recording of the CARAT Indenture, if applicable (Section 11.15 of the CARAT Indenture);

                        (FF) the delivery to the CARAT Indenture Trustee of an Officer's Certificate and an Opinion of Counsel addressed to the Issuer, each stating that any consolidation or merger of the Issuer and related supplemental indenture shall have no material adverse tax consequence to the Swap Counterparty, as required pursuant to Section 2.01(a) of the Swap Counterparty Rights Agreement;

                        (GG) the delivery to the CARAT Indenture Trustee of an Officer's Certificate and an Opinion of Counsel addressed to the Issuer, each stating that any sale, conveyance, exchange, transfer or disposition of property or assets of the Issuer and related supplemental indenture shall have no material adverse tax consequence to the Swap Counterparty, as required pursuant to Section 2.01(b) of the Swap Counterparty Rights Agreement;

                        (HH) the delivery of a copy of the Swap Counterparty of any notice it shall deliver pursuant to Section 3.7(d) of the CARAT Indenture in respect of the occurrence of a Servicer Default under the CARAT Trust Sale and Servicing Agreement (Section 4.02(b) of the Swap Counterparty Rights Agreement);

                        (II) the delivery of prompt written notice to the Swap Counterparty of each Event of Default under the CARAT Indenture, each Servicer Default, each default on the part of the Seller of its obligations under the CARAT Trust Sale and Servicing Agreement and each default on the part of GMAC of its obligations under the CARAT Pooling and Servicing Agreement (Section 4.02(c) of the Swap Counterparty Rights Agreement);

                        (JJ) the delivery to the Swap Counterparty, within five Business Days after learning of the occurrence thereof, of a copy of the written notice in the form of an Officer's Certificate delivered to the CARAT Indenture Trustee, of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(d) of

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the CARAT Indenture, its status and what action the Issuer is taking or proposes to take with respect thereto (Section 4.02(d) of the Swap Counterparty Rights Agreement);

                        (KK) the delivery of written notice to the Swap Counterparty at least 60 days prior to the removal of the CARAT Administrator without cause pursuant to Section 10(d) of this Agreement (Section 4.10(a) of the Swap Counterparty Rights Agreement);

                        (LL) the delivery to the Swap Counterparty of a copy of any written notice from the Issuer to the CARAT Administrator effecting the immediate removal of the Administrator pursuant to Section 10(d) of this Agreement (Section 4.10(b) of the Swap Counterparty Rights Agreement);

                        (MM) the prompt transmittal to the Swap Counterparty of any notice received by the Issuer from the CARAT 200_-__ Noteholders to the Swap Counterparty (Section 4.12 of the Swap Counterparty Rights Agreement);

                        (NN) the delivery to the Swap Counterparty of summaries of any information, documents or reports required to be filed by the Issuer pursuant to Sections 7.3(a)(i) and 7.3(a)(ii) of the CARAT Indenture;

                        (OO) the delivery to the Swap Counterparty of a copy of the Annual Statement of Compliance required by Section 3.9 of the CARAT Indenture (Section 4.13(c) of the Swap Counterparty Rights Agreement) and

                  (ii) For so long as GMAC is both the CARAT Administrator and the Servicer, the CARAT Administrator will perform those payment and indemnity obligations of the Servicer under Section 3.01 of the CARAT Pooling and Servicing Agreement and Section 6.01 of the CARAT Trust Sale and Servicing Agreement in the event that the Servicer fails to perform such obligations.

            (b)   Additional Duties.

                  (i) In addition to the duties of the CARAT Administrator set forth above, the CARAT Administrator shall perform all the duties of the Issuer under the CARAT Basic Documents, including making all calculations and shall prepare for execution by the Issuer or the CARAT Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuer or the CARAT Owner Trustee to prepare, file or deliver pursuant to the CARAT Basic Documents, and at the request of the CARAT Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the CARAT Owner Trustee to take pursuant to the CARAT Basic Documents. Subject to Section 7 of this Agreement, and in accordance with the directions of the CARAT Owner Trustee, the CARAT Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the CARAT Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the CARAT Owner Trustee and are reasonably within the capability of the CARAT Administrator.

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                  (ii)  Notwithstanding anything in this Agreement or the CARAT
Basic Documents to the contrary, the CARAT Administrator shall be responsible for promptly notifying the CARAT Owner Trustee if any withholding tax is imposed on the Trust's payments to a CARAT 200_-__ Certificateholders as contemplated in
Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the CARAT Owner Trustee pursuant to such provision.

                  (iii) Notwithstanding anything in this Agreement or the CARAT Basic Documents to the contrary, the CARAT Administrator shall be responsible for performance of the duties of the CARAT Owner Trustee set forth in Section
5.4 of the Trust Agreement with respect to, among other things, accounting and reports to the CARAT 200_-__ Certificateholders; provided, however, that if the CARAT Owner Trustee is notified by the CARAT Administrator that the Issuer is deemed to be taxable as a partnership for federal income tax purposes, the CARAT Owner Trustee shall retain responsibility for the distribution to the CARAT 200_-__ Certificateholders of the Schedule K-1s necessary to enable each CARAT 200_ -__ Certificateholder to prepare its federal and state income tax returns.

                  (iv) The CARAT Administrator may satisfy any obligations it may have with respect to clauses (ii) and (iii) above by retaining, at the expense of the Trust payable by the CARAT Administrator, a firm of independent public accountants acceptable to the CARAT Owner Trustee which shall perform the obligations of the CARAT Administrator thereunder.

                  (v) The CARAT Administrator shall perform the duties of the CARAT Administrator specified in Section 6.10 of the Trust Agreement required to be performed in connection with the resignation or removal of the CARAT Owner Trustee, and any other duties expressly required to be performed by the CARAT Administrator under the Trust Agreement.

                  (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the CARAT Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the CARAT Administrator's opinion, no less favorable to the Issuer than would be available from Persons that are not Affiliates of the CARAT Administrator.

                  (vii) The CARAT Administrator shall indemnify, defend and hold harmless the CARAT Indenture Trustee and the CARAT Owner Trustee from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the CARAT Indenture Trustee or the CARAT Owner Trustee through the negligence, willful misfeasance or bad faith of the CARAT Administrator in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Indemnification under this Section 2(b)(vii) shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the CARAT Administrator has made any indemnity payments pursuant to this Section 2(b)(vii) and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the CARAT Administrator, without interest.

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            (c)   Non-Ministerial Matters.

                  (i) With respect to matters that in the reasonable judgment of the CARAT Administrator are non-ministerial, the CARAT Administrator shall not take any action unless, within a reasonable time before the taking of such action, the CARAT Administrator shall have notified the CARAT Owner Trustee of the proposed action and the CARAT Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                        (A) the amendment of or any supplement to the CARAT Indenture;

                        (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer;

                        (C) the amendment, change or modification of any of the CARAT Basic Documents;

                        (D) the appointment of successor Note Registrars, successor Paying Agents and successor CARAT Indenture Trustees pursuant to the CARAT Indenture, or the appointment of successor CARAT Administrators or successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or CARAT Indenture Trustee of its obligations under the CARAT Indenture; and

                        (E)   the removal of the CARAT Indenture Trustee.

                  (ii) Notwithstanding anything to the contrary in this Agreement, the CARAT Administrator shall not be obligated to, and shall not, (x) make any payments to the CARAT 200_-__ Noteholders under the CARAT Basic Documents, (y) sell the CARAT Trust Estate pursuant to Section 5.4 of the CARAT Indenture or (z) take any other action that the Issuer directs the CARAT Administrator not to take on its behalf.

      3. Successor Servicer and CARAT Administrator. The Issuer shall undertake, as promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 7.02 of the CARAT Trust Sale and Servicing Agreement, to enforce the provisions of Sections 7.02, 7.03 and 7.04 of the CARAT Trust Sale and Servicing Agreement with respect to the appointment of a successor Servicer. Such successor Servicer shall, upon compliance with Sections 10(e)(ii) and (iii), become the successor CARAT Administrator hereunder.

      4. Records. The CARAT Administrator shall comply with Section 5.4 of the Trust Agreement, including, without limitation, maintaining appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Seller at any time during normal business hours.

      5. Compensation. As compensation for the performance of the CARAT Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Servicer shall pay the CARAT Administrator a monthly fee in the amount of $1,500.

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      6.    Additional Information To Be Furnished to the Issuer. The CARAT
Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

      7. Independence of the CARAT Administrator. For all purposes of this Agreement, the CARAT Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the CARAT Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the CARAT Administrator shall have no authority to act for or represent the Issuer or the CARAT Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the CARAT Owner Trustee.

      8. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the CARAT Administrator and either of the Issuer or the CARAT Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

      9. Other Activities of CARAT Administrator. Nothing herein shall prevent the CARAT Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the CARAT Owner Trustee or the CARAT Indenture Trustee.

      10.   Term of Agreement; Resignation and Removal of CARAT Administrator.

            (a) This Agreement shall continue in force until the termination of the Issuer, upon which event this Agreement shall automatically terminate.

            (b) Subject to Section 10(e), the CARAT Administrator may give notice of its intent to resign its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

            (c) Subject to Section 10(e), the Issuer may remove the CARAT Administrator without cause by providing the CARAT Administrator with at least 60 days' prior written notice.

            (d) Subject to Section 10(e), at the sole option of the Issuer, the CARAT Administrator may be removed immediately upon written notice of termination from the Issuer to the CARAT Administrator if any of the following events shall occur:

                  (i) the CARAT Administrator shall default in the performance of any of its duties under this Agreement and, after notice from the Issuer of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

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                  (ii)  a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the CARAT Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the CARAT Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                  (iii) the CARAT Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the CARAT Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

      The CARAT Administrator agrees that if any of the events specified in clauses (i), (ii) or (iii) of this Section 10(d) shall occur, it shall give written notice thereof to the Issuer, the Swap Counterparty and the CARAT Indenture Trustee within seven days after the happening of such event.

            (e) No resignation or removal of the CARAT Administrator pursuant to this Section 10 shall be effective until (i) a successor CARAT Administrator shall have been appointed by the Issuer, (ii) such successor CARAT Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the CARAT Administrator is bound hereunder, and (iii) the Rating Agency Condition has been satisfied with respect to such proposed appointment.

      11. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 10(a) or the resignation or removal of the CARAT Administrator pursuant to Section 10(b) or
(c), respectively, the CARAT Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the effective date of such termination, resignation or removal. The CARAT Administrator shall forthwith upon such termination pursuant to Section 10(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the CARAT Administrator. In the event of the resignation or removal of the CARAT Administrator pursuant to Section 10(b) or (c), respectively, the CARAT Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the CARAT Administrator.

      12. Notices. All demands, notices and communications upon or to the Issuer, the CARAT Administrator or the CARAT Indenture Trustee under this Agreement shall be delivered as specified in Appendix B of the CARAT Trust Sale and Servicing Agreement.

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      13.   Amendments.

            (a) This Agreement may be amended from time to time with prior notice to the Rating Agencies by a written amendment duly executed and delivered by the Issuer, the CARAT Administrator and the CARAT Indenture Trustee, with the written consent of the CARAT Owner Trustee, without the consent of the Financial Parties, for any of the following purposes:

                  (i) to add provisions hereof for the benefit of the CARAT 200_-__ Noteholders and CARAT 200_-__ Certificateholders or to surrender any right or power herein conferred upon the Administrator;

                  (ii) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein;

                  (iii) to evidence and provide for the appointment of a successor CARAT Administrator hereunder and to add to or change any of the provisions of this Agreement as shall be necessary to facilitate such succession; and

                  (iv) to add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or to modify in any manner the rights of the CARAT 200_-__ Noteholders or CARAT 200_-__ Certificateholders; provided, however, that such amendment under this Section 13(a)(iv) shall not, as evidenced by an Opinion of Counsel, materially and adversely affect in any material respect the interest of any CARAT 200_-__ Noteholder or CARAT 200_-__ Certificateholder.

            (b) This Agreement may also be amended by the Issuer, the CARAT Administrator and the CARAT Indenture Trustee with prior notice to the Rating Agencies and with the written consent of the CARAT Owner Trustee and the holders of CARAT 200_-__ Notes evidencing at least a majority in the Outstanding Amount of the CARAT 200_-__ Notes as of the close of the immediately preceding Distribution Date and the holders of CARAT 200_-__ Certificates evidencing at least a majority of the Voting Interests as of the close of the preceding Distribution Date for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of CARAT 200_-__ Noteholders or the CARAT 200_-__ Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on COLT 200_-__ Secured Notes or distributions that are required to be made for the benefit of the CARAT 200_-__ Noteholders or CARAT 200_-__ Certificateholders, (ii) reduce the percentage of the holders of CARAT 200_-__ Notes and CARAT 200_-__ Certificates which are required to consent to any amendment of this Agreement or (iii) modify or alter any provision of this
Section 13, except to provide that certain additional provisions of this Agreement and the CARAT Basic Documents cannot be modified or waived without the consent of each CARAT 200_-__ Noteholder and CARAT 200_-__ Certificateholder affected thereby, without, in any such case, the consent of the holders of all the outstanding CARAT 200_-__ Notes and CARAT 200_-__ Certificates.

            (c) Notwithstanding Sections 13(a) and (b), the CARAT Administrator may not amend this Agreement without the permission of the Seller, which permission shall not be unreasonably withheld.

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

      14. Successors and Assigns. This Agreement may not be assigned by the CARAT Administrator unless such assignment is previously consented to in writing by the Issuer and the CARAT Owner Trustee and subject to the satisfaction of the Rating Agency Condition. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the CARAT Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the CARAT Administrator without the consent of the Issuer or the CARAT Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the CARAT Administrator, provided that such successor organization executes and delivers to the Issuer, the CARAT Owner Trustee and the CARAT Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of such assignment in the same manner as the CARAT Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

      15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      16. Headings. The section headings hereof have been inserted for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      17. Separate Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      18. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the CARAT 200 - Certificates or the rights of the holders thereof.

      19. Not Applicable to General Motors Acceptance Corporation in Other Capacities. Nothing in this Agreement shall affect any obligation General Motors Acceptance Corporation may have in any other capacity.

      20. Limitation of Liability of CARAT Owner Trustee and CARAT Indenture Trustee.

            (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by _____________, not in its individual capacity but solely as CARAT Owner Trustee and in no event shall ______________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which

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

recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the CARAT Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.

            (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by____ , not in its individual capacity but solely in its capacity as CARAT Indenture Trustee and in no event shall____ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

      21. Third-Party Beneficiary. The CARAT Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                                    * * * * *

      IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed by their respective officers as of the day and year first above written.

                             CAPITAL AUTO RECEIVABLES ASSET TRUST 200 -

                             By:_____________________________________,
                             not in its individual capacity, but solely as CARAT Owner Trustee on behalf of the Trust

                             By:_____________________________________
                             Name:
                             Title:

                             ____________________________, not in its individual
                             capacity but solely as CARAT Indenture Trustee

                             By:_____________________________________
                             Name:_____________________________________
                             Title:_____________________________________

                             GENERAL MOTORS ACCEPTANCE
                             CORPORATION, as CARAT Administrator

                             By:_____________________________________
                             Name:
                             Title:

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